UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2016 (June 14, 2016)

GASTAR EXPLORATION INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-35211	38-3531640
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1331 LAMAR STREET, SUITE 650
HOUSTON, TEXAS 77010
(Address of principal executive offices)

(713) 739-1800

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 14, 2016, Gastar Exploration Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). As of April 25, 2016, the record date for the Annual Meeting, 81,712,300 shares of common stock were issued and outstanding and entitled to vote at the Annual Meeting. A summary of the matters voted upon by the stockholders and the final voting results for each such matter are set forth below.

Proposal 1 - Election of Directors to the Board

The Company’s stockholders elected each of the following persons as directors to serve for terms of one year until the next annual meeting and their successors have been elected and qualified. The voting results were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Vote
John H. Cassels	38,599,112	7,892,782	26,712,494
Randolph C. Coley	38,025,480	8,466,414	26,712,494
Stephen A. Holditch	38,375,301	8,116,593	26,712,494
Robert D. Penner	38,873,122	7,618,772	26,712,494
J. Russell Porter	38,859,486	7,632,408	26,712,494
Jerry R. Schuyler	39,121,185	7,370,709	26,712,494

Proposal 2 - Ratification of the Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders approved a proposal to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016. The voting results were as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
72,573,899	484,216	146,273	--

Proposal 3 - Advisory Vote on Executive Compensation

The Company’s stockholders approved on a non-binding advisory basis the compensation of the Company’s named executive officers as disclosed in the proxy statement pursuant to the compensation disclosure rules of the Securities Exchange Commission. The voting results were as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
28,552,306	7,690,367	10,249,221	26,712,494

Proposal 4 – Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock (the “Certificate of Incorporation Amendment”)

The Company’s stockholders approved the Certificate of Incorporation Amendment to increase the number of authorized shares of common stock from 275,000,000 to 550,000,000. The voting results were as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
58,161,047	14,345,000	698,341	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2016	GASTAR EXPLORATION INC.

	By:	/s/ J. Russell Porter
J. Russell Porter
President and Chief Executive Officer